UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2026

Nuburu, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39489	85-1288435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Cook Street Suite 100
Denver, Colorado		80206
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (303) 780-7389

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BURU	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On September 16, 2026, the Board of Directors (the “Board”) and the management of Nuburu, Inc. (the “Company”), upon the recommendation of the Audit Committee of the Board (the “Audit Committee”), concluded that the Company’s previously issued unaudited condensed consolidated financial statements as of and for the three and six months ended June 30, 2026, should no longer be relied upon due to misstatements that are described below and that the Company will restate such financial statements to make necessary corrections. As a result of the changes described below, the value of the Company’s assets will increase by $761,001.

Subsequent to filing its Quarterly Report on Form 10-Q for the three months ended June 30, 2026 (the “Q2 2026 Form 10-Q”), the Company identified an error in the fair value of the convertible note receivable funded by the Company to Tekne S.p.A. (“Tekne”) in the original principal amount of €13,000,000 ($14,852,214) (the “Tekne Convertible Note Receivable”). The Company determined that it had used a Tekne equity value of €15.2 million ($17.4 million) to value the Tekne Convertible Note Receivable as of June 30, 2026 instead of using the equity value of €25.4 million ($29.0 million), which was the same value used to measure the Company’s Tekne investment at June 30, 2026. By correcting this input, and the volatility derived from it, the conversion option related to the Tekne Convertible Note Receivable increased from €0.7 million ($0.8 million) to €1.3 million ($1.5 million) and the fair value of the Tekne Convertible Note Receivable increased from €20,523,000 ($23,446,999) to €21,189,000 ($24,208,000), which was an increase of $761,001. The change in fair value of convertible notes receivable for the three and six months ended June 30, 2026 increases by the same amount. The accounting error was determined to be material. As a result of the material misstatements, the Company is restating the previously issued financial statements for the period referenced above, in accordance with Accounting Standards Codification Topic 250, Accounting Changes and Error Corrections, in an amendment to its Q2 2026 Form 10-Q. U.S. dollar equivalents of euro amounts in this Item 4.02 have been calculated at an exchange rate of €1.00 to $1.142478, the rate used to translate the fair value of the Tekne Convertible Note Receivable as of June 30, 2026.

The Audit Committee and the Company’s management discussed the basis for the restatement and matters described in this report with the Company’s independent registered public accounting firm, WithumSmith+Brown, PC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUBURU, INC.

Date:	September 16, 2026	By:	/s/ Alessandro Zamboni
Name: Alessandro Zamboni Title: Executive Chairman and Co-Chief Executive Officer